Exhibit 99.2

RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA FIRST QUARTER 2022

1Q 2022 SUPPLEMENTAL REPORT FORWARD - LOOKING STATEMENTS This supplemental information contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995 . Statements that are not purely historical may be forward - looking . You can identify some of the forward - looking statements by their use of forward - looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words . Forward - looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position . A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward - looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital ; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators ; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships . For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward - looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 and in our publicly available filings with the Securities and Exchange Commission . We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward - looking statements, whether as a result of new information, future events or otherwise . NON - GAAP INFORMATION This supplemental information contains certain non - GAAP information including EBITDA re , adjusted EBITDA re , FFO, FFO excluding non - recurring items, FAD, FAD excluding non - recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio . A reconciliation of this non - GAAP information is provided on pages 22 , 25 and 26 of this supplemental information, and additional information is available under the “Non - GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www . LTCreit . com . TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Investments and Capital Recycling 4 Acquisitions, Mortgage & Mezzanine Loan Originations 5 Joint Ventures 6 Lease-Up and Renovations & Expansions 7 5-Year Lease-Up History 8 PORTFOLIO Overview 9-10 Maturity 11 Diversification Operators 12-13 Geography, MSA, Age of Portfolio 14-15 Real Estate Investments Metrics 16 Update 17 FINANCIAL Enterprise Value 18 Debt Metrics 19 Debt Maturity 20 Financial Data Summary 21-22 Income Statement Data 23 Consolidated Balance Sheets 24 Funds from Operations 25-26 ESG and GLOSSARY ESG (Environmental, Social & Governance) 27 Glossary 28-29

Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC's portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LTC LISTED NYSE

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



PETER LYEW
Vice President,
Director of Taxes



MANDI HOGAN
Vice President
of Marketing,
Investor Relations
and ESG



MIKE BOWDEN
Vice President,
Investments



RACHEL SON
Vice President
and Controller

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
BOYD HENDRICKSON	Lead Independent Director
JAMES PIECZYNSKI	Nominating & Corporate Governance Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

CONNOR SIVERSKY	Berenberg Capital Markets
JUAN SANABRIA	BMO Capital Markets Corp.
DANIEL BERNSTEIN	CapitalOne
TAYO OKUSANYA	Credit Suisse Securities (USA) LLC
AARON HECHT	JMP Securities, LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corporation
RICHARD ANDERSON	SMBC Nikko Securities
STEVE MANAKER	Stifel, Nicolaus & Company, Inc.

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

1Q 2022 SUPPLEMENTAL REPORT 3

1Q 2022 SUPPLEMENTAL REPORT Million $ 335.7 Total Sales (2) (1) Represents total investments. (2) Reflects total sales price. INVESTMENTS I 4 Million 140.6 Total Gains $ Billion $ 1.7 Total Investments (1) MILLION REAL ESTATE ACTIVITIES – INVESTMENTS AND CAPITAL RECYCLING SINCE 2010 (FROM JANUARY 1, 2010 THROUGH APRIL 28, 2022) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 YTD 2022 Investments Sales

REAL ESTATE ACTIVITIES – ACQUISITIONS, MORTGAGE & MEZZANINE LOAN ORIGINATIONS

(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE		# OF PROPERTIES	PROPERTY TYPE	# OF BEDS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2022	4/1	4	SNF	339 beds	Various cities in TX	Ignite Medical Resorts	2017-2018	8.00%	$ 51,534 (1)

(1) The lease term is 10 years, with two 5-year renewal options, and contains a purchase option beginning at the end of the fifth lease year through the end of the seventh lease year. We expect to receive rent of approximately $1,000 in each of 3Q22 and 4Q22 and approximately $4,300 during 2023. Rent will increase annually beginning on the third anniversary of the lease by 2.0% to 4.0% based on the change in the Medicare Market Basket Rate. Additionally, we provided a 10-year working capital loan for up to $2,000, of which $1,867 has been funded, at 8.00% for first year increasing to 8.25% for the second year then increasing annually with the lease rate.

MORTGAGE LOANS

DATE		# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	MATURITY DATE	STATED INTEREST RATE	ORIGINATION	INITIAL INVESTMENT	REMAINING COMMITMENT
2021	9/30	1	OTH	N/A	St Peters, MO (1)	N/A(1)	Oct-2022	7.50%	$ 1,780	$ 1,780	$ —
	10/1	1	SNF	189 beds	Lafayette, LA (2)	Crossroads Area Management	Oct-2024	7.50%	27,347	27,047	300
	10/5	1	ALF/MC	68 units	Ocala, FL (3)	Pointe Group Care	Sep-2025	7.75%	16,707	12,530	4,177
	12/1	13	ALF/MC/ILF	523 units	NC and SC (4)	ALG Senior Living	Dec-2025	7.25%	59,250	52,502	6,748
		16		189 beds/591 units					$ 105,084	$ 93,859	$ 11,225

(1) We entered into a one-year loan agreement secured by a parcel of land for a future development of a post-acute skilled nursing center to be operated by Ignite Medical Resorts.
(2) The loan includes a 12-month extension option and the remaining commitment is for capital improvement. See page 7 for Renovations and Expansions.
(3) The remaining commitment of $4,177 is for the construction of a memory care addition to the property to be funded at a later date, subject to satisfaction of various conditions. See page 7 for Renovations and Expansions.
(4) The initial interest rate is 7.25% with an 8.00% IRR. The remaining commitment is comprised of a $6,098 capital improvement commitment and a $650 working capital commitment, which has been fully funded. See page 7 for Renovations and Expansions.

MEZZANINE LOANS

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	RETURN	INVESTMENT BALANCE
2021	1	ILF	136 units	Bend, OR	BPM Senior Living	Oct-2024	8.00% (1)	$ 4,355
2022	5	ILF/ALF/MC	621 units	Various cities in OR & MT	The Springs Living	May-2027	8.00% (2)	$ 25,000

(1) The loan includes two 12-month extension options. The initial cash rate is 8.00% for the first 18 months then increasing to 10.50% thereafter with a 10.50% IRR. Our investment represents approximately 8.00% of the total investment.
(2) The loan includes two 12-month extension options. The initial cash rate is 8.00% with a 11.00% IRR. Our investment represents approximately 12.00% of the total investment.

1Q 2022 SUPPLEMENTAL REPORT

INVESTMENTS I 5

REAL ESTATE ACTIVITIES – JOINT VENTURES
(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT
2020	1	ALF/MC	95 units	Arlington, WA	Fields Senior Living	Preferred Equity	7.00% (1)	$ 6,340
2020	1	UDP-ILF/ALF	267 units	Vancouver, WA	Koelsch Communities	Preferred Equity	8.00% (2)	13,000
	2		362 units					$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. The property opened in December 2021 and occupancy was 52% at March 31,2022. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) The initial cash rate is 8.00% with an IRR of 12.00%. Our investment represents 11.60% of the total estimated project cost. The JV provides the JV partner the option to buy out our investment at any time after August 31, 2023 at the IRR rate. Also, we have the option to require the JV partner to purchase our preferred equity interest at any time between August 31, 2027 and, upon project completion and leasing the property, prior to the end of the first renewal term of the lease. The estimated project completion is 4Q22.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	INVESTMENT PURPOSE	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION
2017	ALF/MC/ILF	110 units	Cedarburg, WI	Tealwood Senior Living	Owned Real Estate & Development	$ 22,244	$ 2,305	$ 19,939
2017	ALF	87 units	Spartanburg, SC	ALG Senior	Owned Real Estate	11,660	1,241	10,419
		197 units				33,904	3,546	30,358
2018	ALF/MC	78 units	Medford, OR	Fields Senior Living (1)	Owned Real Estate & Development	18,978	1,090	17,888
2018	ILF	89 units	Medford, OR	Fields Senior Living (1)	Owned Real Estate	14,661	2,858	11,803
		167 units				33,639	3,948	29,691
2019	ALF/MC	74 units	Abingdon, VA	English Meadows Senior Living (2)	Owned Real Estate	16,895	919	15,976
		438 units				$ 84,438	$ 8,413	$ 76,025

(1) Represents a single joint venture with ownership in two properties.

(2) Subsequent to March 31, 2022, the community comprising the joint venture was sold for $16,895. The community has a gross book value of $16,895 and a net book value of $15,549 at March 31 2022. We expect to recognize approximately $1,300 of gain on sale in 2Q22. In connection with the sale, the current operator paid a lease termination fee of approximately $1,200. Accordingly, we anticipate dissolving the joint venture during 2Q22.

1Q 2022 SUPPLEMENTAL REPORT
INVESTMENTS I 6

REAL ESTATE ACTIVITIES – LEASE-UP AND RENOVATIONS & EXPANSIONS
(DOLLAR AMOUNTS IN THOUSANDS)

LEASE-UP

DATE ACQUIRED	DATE OPENED	OCCUPANCY AT 3/31/2022	DEVELOPMENT COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	TOTAL INVESTMENT[1]
May-2018	Sep-2020 [2]	77%	2018	1	ALF/MC	78 units	Development	Medford, OR	Fields Senior Living	7.65%	$ 17,885

(1) Total Investment includes land acquisition, closing costs and total development funding and excludes capitalized interest.
(2) Certificate of occupancy was received in March 2020 and license was received in May 2020. Due to COVID-19 pandemic, opening was delayed until September 2020.

RENOVATIONS & EXPANSIONS: MORTGAGE LOANS

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	1Q22 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— [1]	2018	1	SNF	Renovation	Grand Haven, MI	Prestige Healthcare	9.41%	$ 3,000	$ —	$ 1,740	$ 1,260
— [2]	2021	1	SNF	Renovation	Lafayette, LA	Crossroads Area Management	7.50%	$ 300	$ 175	$ 230	$ 70
— [3]	2021	1	ALF/MC	Expansion	Ocala, FL	Pointe Group Care	7.75%	4,177	—	—	4,177
— [4]	2021	13	ALF/MC/ILF	Renovation	Various cities in NC and SC	ALG Senior Living	7.25%	6,098	201	201	5,897
		15						$ 10,575	$ 376	$ 431	$ 10,144

(1) This commitment is part of a total loan commitment secured by four properties in Michigan. Interest payment increases upon each funding.
(2) This commitment is part of a $27,347 loan commitment. Interest payment increases upon each funding.
(3) This commitment is part of a $16,707 loan commitment for the construction of a memory care addition to the property to be funded at a later date, subject to satisfaction of various conditions. Interest payment increases upon each funding.
(4) This commitment is part of a $59,250 loan commitment secured by 13 properties, (12) North Carolina and (1) South Carolina. Interest payment increases upon each funding.

1Q 2022 SUPPLEMENTAL REPORT
INVESTMENTS I 7

REAL ESTATE ACTIVITIES – 5-YEAR LEASE-UP HISTORY

PROPERTY	LOCATION	OPERATOR	PROPERTY TYPE	PROJECT TYPE	# BEDS/ UNITS	DATE ACQUIRED	DATE OPENED (1)	DATE STABILIZED	# OF MONTHS TO STABILIZATION
Harvester Place	Burr Ridge, IL	Anthem	MC	Development	66 units	Oct-2014	Feb-2016	Feb-2018	24 (2)
Vineyard Place	Murrieta, CA	Anthem	MC	Development	66 units	Sep-2015	Aug-2016	Aug-2018	24 (2)
Porter Place	Tinley Park, IL	Anthem	MC	Development	66 units	May-2015	Jul-2016	Jul-2018	24 (2)
Emerald Place	Glenview, IL	Anthem	MC	Development	66 units	Oct-2015	Dec-2017	Dec-2019	24 (2)
Grace Point Place	Oak Lawn, IL	Anthem	MC	Development	66 units	Oct-2016	Jun-2018	Jun-2020	24 (2)
Boonespring Healthcare Center	Union, KY	Carespring	SNF	Development	143 beds	Sep-2016	Feb-2019	Dec-2019	10
Carmel Village Memory Care	Clovis, CA	Generations	MC/ILF	Acquisition	73 units	Jun-2017	Sep-2016	Jun-2018	12
Carmel Village at Clovis	Clovis, CA	Generations	ALF	Acquisition	107 units	Jun-2017	Nov-2014	Jun-2018	12
Ignite Medical Resort Blue Springs	Independence, MO	Ignite Medical Resorts	SNF	Development	90 beds	Aug-2019	Sep-2020	Jun-2021	9
Oxford Villa	Wichita, KS	Oxford Senior Living	ILF	Development	108 units	May-2015	Nov-2016	Nov-2018	24 (2)
Oxford Kansas City	Kansas City, MO	Oxford Senior Living	ALF/MC	Acquisition	73 units	Oct-2017	Aug-2017	Jun-2019	22
Hamilton House	Cedarburg, WI	Tealwood	ALF/MC/ILF	Development	110 units	Dec-2017	Feb-2019	Feb-2021	24 (2)

(1) Represents date of Certificate of Occupancy.
(2) Although this property met our definition of stabilization on page 29 based on the time criteria, it did not meet the occupancy threshold.

1Q 2022 SUPPLEMENTAL REPORT
INVESTMENTS I 8

PORTFOLIO OVERVIEW

(DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	REVENUES (TWELVE MONTHS ENDED MARCH 31, 2022)	% OF REVENUES (TWELVE MONTHS ENDED MARCH 31, 2022)	INCOME STATEMENT LINE
Owned Portfolio[(1)]	153	$ 1,409,625	76.6%	$ 104,471 [(2)]	73.5%	Rental Income
Mortgage Loans	**37**	**350,037**	**19.0%**	**34,525**	**24.3%**	**Interest Income from Mortgage Loans**
Notes Receivable	7	62,127	3.4%	1,540 [(3)]	1.1%	Interest and Other Income
Unconsolidated Joint Ventures[(5)]	**1**	**19,340**	**1.0%**	**1,504**	**1.1%**	**Income from Unconsolidated Joint Ventures**
Total	198	$ 1,841,129	100.0%	$ 142,040	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living	124	$ 956,642	52.0%
Skilled Nursing	**73**	**858,151**	**46.6%**
Other[(4)]	1	13,336	0.7%
Under Development[(5)]	**—**	**13,000**	**0.7%**
Total	198	$ 1,841,129	100.0%

(1) Subsequent to March 31, 2022, we purchased four skilled nursing centers in TX. See page 5 for Acquisitions.
(2) Includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, and rental income from properties sold during the twelve months ended March 31, 2022. See page 21 for Components of Rental Income.
(3) Includes interest income from mezzanine loans and working capital notes.
(4) Includes one behavioral health care hospital and three parcels for land held-for-use and one parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center.
(5) Includes a $13,000 preferred equity investment in an entity that will develop and own a 267-unit ILF/ALF community in Washington. See page 6 for Unconsolidated Joint Ventures.



35
Operators
29
States
198 Properties

GROSS INVESTMENT BY INVESTMENT TYPE



Owned Portfolio
76.6%
Mortgage Loans*
19.0%
Notes Receivable
3.4%
Unconsolidated Joint Ventures
1.0%

*Weighted average maturity – 17.2 years

GROSS INVESTMENT BY PROPERTY TYPE



Skilled Nursing
46.6%
Assisted Living
52.0%
Under Development
0.7%
Other
0.7%

1Q 2022 SUPPLEMENTAL REPORT

PORTFOLIO I 9

PORTFOLIO OVERVIEW

(DOLLAR AMOUNTS IN THOUSANDS)

OWNED PROPERTIES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	TWELVE MONTHS ENDED MARCH 31, 2022 RENTAL INCOME	% OF TOTAL REVENUES[(2)]
Assisted Living	102	$ 844,995	45.9%	$ 55,399	39.0%
Skilled Nursing[(1)]	50	553,073	30.1%	48,105	33.8%
Other	1	11,557	0.6%	967	0.7%
Total	153	$ 1,409,625	76.6%	$ 104,471	73.5%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST INCOME	% OF TOTAL REVENUES
Assisted Living	14	$ 61,960	3.4%	$ 1,743	1.2%
Skilled Nursing	23	286,297	15.5%	32,714	23.0%
Other	—	1,780	0.1%	68	0.1%
Total	37	$ 350,037	19.0%	$ 34,525	24.3%

REAL ESTATE INVESTMENTS	190	$ 1,759,662	95.6%	$ 138,996	

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME	% OF TOTAL REVENUES[(3)]
Assisted Living	7	$ 43,347	2.4%	$ 1,326	0.9%
Skilled Nursing	—	18,780	1.0%	214	0.2%
Total	7	$ 62,127	3.4%	$ 1,540	1.1%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME	% OF TOTAL REVENUES
Assisted Living	1	$ 6,340	0.3%	$ 450	0.3%
Under Development	—	13,000	0.7%	1,054	0.8%
Total	1	$ 19,340	1.0%	$ 1,504	1.1%

TOTAL INVESTMENTS	198	$ 1,841,129	100.0%	$ 142,040	100.0%

(1) Subsequent to March 31, 2022, we purchased four skilled nursing centers in TX. See page 5 for Acquisitions.
(2) Includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, and rental income from properties sold during the twelve months ended March 31, 2022. See page 21 for Components of Rental Income.
(3) Includes interest income from mezzanine loans and working capital notes.

RENTAL INCOME
(AS % OF TOTAL REVENUES)


SNF
33.8%
ALF
39.0%
OTH
0.7%

INTEREST INCOME
(AS % OF TOTAL REVENUES)


OTH
0.1%
SNF
23.0%
ALF
1.2%

INTEREST & OTHER INCOME
(AS % OF TOTAL REVENUES)


ALF
0.9%
SNF
0.2%

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)


UDP
0.8%
ALF
0.3%

1Q 2022 SUPPLEMENTAL REPORT
PORTFOLIO I 10

PORTFOLIO MATURITY

(AS OF MARCH 31, 2022, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME(1)	% OF TOTAL	INTEREST INCOME(1)	% OF TOTAL	OTHER NOTES INCOME(1)	% OF TOTAL	UNCONSOLIDATED JV INCOME(1)(2)	% OF TOTAL	ANNUALIZED GAAP INCOME(1)	% OF TOTAL
2022	$ 15,368 (3)	13.5%	$ 135	0.3%	$ 780	16.4%	$ —	—	$ 16,283	10.3%
2023	4,303	3.8%	—	—	653	13.7%	—	—	4,956	3.1%
2024	7,226	6.4%	2,075	5.4%	353	7.4%	—	—	9,654	6.1%
2025	9,081	8.0%	4,873	12.6%	—	—	—	—	13,954	8.8%
2026	17,838	15.7%	—	—	41	0.9%	—	—	17,879	11.3%
2027	11,295	10.0%	—	—	2,814	59.0%	—	—	14,109	8.9%
2028	1,068	0.9%	—	—	—	—	—	—	1,068	0.7%
2029	11,409	10.1%	—	—	—	—	—	—	11,409	7.2%
Thereafter	35,903	31.6%	31,623	81.7%	125	2.6%	1,504	100.0%	69,155	43.6%
Total	$ 113,491	100.0%	$ 38,706	100.0%	$ 4,766	100.0%	$ 1,504	100.0%	$ 158,467	100.0%



RENTAL
INTEREST
OTHER NOTES
JV
(As a % of Total Annualized GAAP Income)(1)
40.0%
20.0%
0.0%
9.7%
0.1%
0.5%
2.7%
0.4%
4.6%
1.3%
0.2%
5.7%
3.1%
11.3%
7.1%
1.8%
0.7%
7.2%
22.6%
20.0%
0.9%
0.1%
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter

Near Term Maturities:

- Three leases and two loans in 2022 with an annualized GAAP income totaling $16.3 million(3)
- Six leases and three loans in 2023 with an annualized GAAP income totaling $5.0 million
- Three leases and two loans in 2024 with an annualized GAAP income totaling $9.7 million
- As of March 31, 2022, approximately 92% of owned properties are covered under master leases and approximately 91% of rental revenues come from master leases or cross-default leases.

(1) Represents annualized contractual GAAP rent prior to abatements, GAAP interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of March 2022 for investments as of March 31, 2022.

(2) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures. These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date. See page 6 for further discussion on our unconsolidated joint ventures.

(3) One of the five maturities is Brookdale which represents 91% of the annualized GAAP income maturing in 2022 as of March 31, 2022. Subsequent to March 31, 2022, the Brookdale lease was amended to extend the maturity to December 31, 2023. Another one of the five maturities, which represents 5% of the annualized GAAP income maturing in 2022 as of March 31, 2022, represents a lease for a 121-unit skilled nursing center that is under an agreement to be sold. See page 13 for additional information on Brookdale and the pending property sale.

1Q 2022 SUPPLEMENTAL REPORT

PORTFOLIO I 11

PORTFOLIO DIVERSIFICATION – 35 OPERATORS

(AS OF MARCH 31, 2022, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS	ANNUALIZED ACTUAL CASH[(1)(4)]	%	ANNUALIZED CONTRACTUAL CASH[(2)(4)(5)]	%	ANNUALIZED GAAP[(3)(5)]	%	GROSS INVESTMENT	%
Prestige Healthcare	24	$ 27,259	18.6%	$ 27,259	17.7%	$ 32,665	20.6%	$ 272,326	14.8%
Brookdale Senior Living [(6)]	**35**	**14,766**	**10.1%**	**14,766**	**9.6%**	**14,754**	**9.3%**	**103,136**	**5.6%**
Anthem Memory Care [(6)]	11	10,800	7.4%	10,800	7.0%	10,800	6.8%	139,176	7.6%
Carespring Health Care Management	**4**	**10,254**	**7.0%**	**10,254**	**6.6%**	**11,199**	**7.1%**	**102,697**	**5.6%**
Fundamental	7	9,128	6.2%	9,128	5.9%	8,406	5.3%	75,992	4.1%
Ark Post Acute Network	**7**	**8,914**	**6.1%**	**8,914**	**5.8%**	**8,257**	**5.2%**	**71,742**	**3.9%**
Genesis Healthcare	6	8,539	5.8%	8,539	5.5%	8,539	5.4%	50,004	2.7%
Juniper Communities	**7**	**6,975**	**4.8%**	**6,975**	**4.5%**	**6,475**	**4.1%**	**92,569**	**5.0%**
ALG Senior Living	15	5,533	3.8%	5,533	3.6%	5,498	3.5%	76,715	4.2%
Randall Residence	**8**	**5,398**	**3.7%**	**5,398**	**3.5%**	**5,397**	**3.4%**	**66,819**	**3.6%**
All Others [(6)]	74	38,662	26.5%	46,676	30.3%	46,477	29.3%	789,953	42.9%
	198	$ 146,228	100.0%	$ 154,242	100.0%	$ 158,467	100.0%	$ 1,841,129	100.0%

(1) Represents annualized cash rental income, interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures received for the month of March 2022 for investments as of March 31, 2022.
(2) Represents annualized contractual cash rental income prior to abatements, interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of March 2022 for investments as of March 31, 2022.
(3) Represents annualized GAAP rent prior to abatements, GAAP interest income from mortgage loans, mezzanine loans and working capital notes and income from unconsolidated joint ventures for the month of March 2022 for investments as of March 31, 2022.
(4) The difference between annualized actual cash and annualized contractual cash is due to deferrals and abatements.
(5) The difference between annualized contractual cash and annualized GAAP is due to straight-line rent, lease inducements and effective interest. See page 21 for Non-Cash Revenue Components.
(6) See operator updates on page 13.

PRESTIGE	Privately Held	SNF/ALF/ILF Other Rehab	78 Properties	5 States
BROOKDALE	NYSE: BKD	ALF/ILF/MC Continuing Care	678 Properties	41 States
ANTHEM	Privately Held	Exclusively MC	21 Properties	9 States
CARESPRING	Privately Held	SNF/ALF/ILF Transitional Care	13 Properties	2 States
FUNDAMENTAL	Privately Held	SNF/MC Hospitals & Other Rehab	80 Properties	8 States

ARK	Privately Held	SNF/ALF/ILF	13 Properties	4 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	More than 250 Properties	22 States
JUNIPER	Privately Held	ALF/ILF/MC/SNF	29 Properties	4 States
ALG	Privately Held	ALF/ILF/MC	149 Properties	7 States
RANDALL	Privately Held	ALF/ILF/MC	19 Properties	3 States

1Q 2022 SUPPLEMENTAL REPORT

PORTFOLIO I 12

1Q 2022 SUPPLEMENTAL REPORT PORTFOLIO I 13 PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS) During 1 Q 21 , we amended Brookdale’s master lease to extend their maturity for one year through December 31 , 2022 . The renewal options under the amended master lease remained the same during 1 Q 22 , and provided three renewal options consisting of a three - year renewal option, a five - year renewal option and a 10 - year renewal option . The notice period for the first renewal option was January 1 , 2022 to April 30 , 2022 . Subsequent to March 31 , 2022 , Brookdale’s master lease was again amended to extend the maturity to December 31 , 2023 . The renewal options under the new amended master lease remained unchanged except the term of the first renewal option was reduced from three years to two . Also, the notice period for the first renewal option was changed to November 1 , 2022 through February 28 , 2023 . During 2020 , we extended to Brookdale a $ 4 , 000 capital commitment which was fully funded during 2021 , and a $ 2 , 000 capital commitment which is available between January 1 , 2022 through December 31 , 2022 . Under the new amendment, the $ 2 , 000 capital commitment was increased to $ 4 , 000 and the maturity was extended to February 28 , 2023 . The yield on these capital commitments is 7 % with a reduced rate for qualified ESG projects . During 1 Q 22 , we funded $ 215 under the new $ 4 , 000 capital commitment . Accordingly, we have a remaining commitment of $ 3 , 785 under this commitment . Brookdale is current on rent payments through April 2022 . Anthem paid us annual cash rent of $ 10 , 800 in 2021 and $ 9 , 900 in 2020 . Recently, Anthem notified us that they are addressing some new challenges that may make it difficult for them to pay full agreed upon 2022 second quarter rent of $ 2 , 700 . We agreed to reduce expected rent from Anthem by $ 300 for each of May and June 2022 . However, we anticipate receiving total cash rent from Anthem in 2022 of approximately $ 10 , 800 as we believe occupancy at the properties under Anthem’s master lease will recover and Anthem is expecting receipt of additional stimulus funds . Anthem is current on agreed upon rent payments through April 2022 . During 2020 , an affiliate of Senior Lifestyle (“Senior Lifestyle”) failed to pay its contractual obligations under its master lease . As a result, we applied their letter of credit and deposits to past due rent and to their outstanding notes receivable during 2020 . Senior Lifestyle has not paid rent or its other obligations under the master lease since 2020 . During 2021 , we transitioned 18 assisted living communities previously leased to Senior Lifestyle to six operators . These assisted living communities are located in Illinois, Ohio, Wisconsin, Colorado, Pennsylvania and Nebraska . Also, during 2021 , we sold three Wisconsin assisted living communities and a closed assisted living community in Nebraska previously leased to Senior Lifestyle for a combined total of $ 35 , 900 . We received total proceeds of $ 34 , 764 and recorded a net gain on sale of $ 5 , 390 . We expect to transition the remaining New Jersey assisted living community to an existing operator during either 2 Q 22 or 3 Q 22 . During 1 Q 22 , the assisted living community located in Colorado, which was transitioned from Senior Lifestyle to a new operator in 1 Q 21 , was closed and the lease was terminated . We have engaged a broker and intend to sell this assisted living community . During 2020 , we consolidated our two master leases with an operator into one combined master lease and agreed to abate $ 650 of rent and allow the operator to defer rent as needed through March 31 , 2021 . The combined master lease was amended during 2021 and 2022 to extend the rent deferral period through April 30 , 2022 . The operator deferred rent of $ 1 , 295 for 1 Q 22 and $ 376 in April 2022 . The deferred balance due from this operator is $ 6 , 627 as of April 2022 . We have not recorded this as revenue, nor have we abated the rent . We expect to address this deferred rent as we work with the operator toward a resolution for the portfolio . During 1 Q 22 , an operator of two assisted living communities in California with a total of 232 units exercised the purchase option under their lease for approximately $ 43 , 700 . The communities have a gross book value of $ 31 , 814 and a net book value of $ 16 , 765 at March 31 , 2022 . These properties were built in 1998 . We anticipate recognizing a gain on sale of approximately $ 26 , 000 in 2 Q 22 . Also, during 1 Q 22 , we entered into an agreement with a third party to sell a 121 - bed skilled nursing center in California for $ 13 , 250 . The property is under a lease which matures in 2022 . The property has a gross book value of $ 4 , 630 and a net book value of $ 1 , 834 at March 31 , 2022 . This property was built in 1968 . We anticipate recognizing a gain on sale of approximately $ 10 , 500 in 2 Q 22 . Subsequent to March 31 , 2022 , we sold a 74 - unit assisted living community in Virginia for $ 16 , 895 . The community has a gross book value of $ 16 , 895 and a net book value of $ 15 , 549 at March 31 , 2022 . We anticipate recognizing a gain on sale of approximately $ 1 , 300 in 2 Q 22 . In connection with the sale, the current operator paid us a lease termination fee of approximately $ 1 , 200 . Other Operators

1Q 2022 SUPPLEMENTAL REPORT States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION - GEOGRAPHY (AS OF MARCH 31, 2022) 1 29 STATES * Behavioral health care hospital SNF (73) ALF (124) OTH* (1) LAND (4) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 4 17 1 2 3 1 2 4 2 1 5 6 17 17 2 7 7 3 8 4 13 7 6 1 22 2 5 7 1 1 2 1 2 6 1 2 2 MI 1 1 1 LA 2

1Q 2022 SUPPLEMENTAL REPORT 48.1% 17.9% 23.8% 7.5% 2.7% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 22 years 15 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2021, as estimated by the United States Census Bureau. Approximately 66% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) Due to master leases with properties in various states, revenue by state is not available. (2) Excludes working capital notes totaling $25,312. Working capital notes are provided to certain operators under their master l eas es covering properties in various states. Therefore, the working capital notes outstanding balance is not available by state. (3) Includes one behavioral health care hospital and three parcels for land held - for - use and one parcel of land securing a first mor tgage held for future development of a post - acute skilled nursing center. (1) As calculated from construction date or major renovation/expansion date . Includes only our real estate investments . GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 15 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (29 STATES) (AS OF MARCH 31, 2022, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE (1)(2) PROPS % ALF % SNF % UDP % % Michigan 24 281,407$ 15.5% 21,444$ 2.3% 259,020$ 30.9% —$ — 943$ 7.1% Texas 34 274,803 15.1% 71,993 7.6% 202,810 24.2% — — — — Wisconsin 8 114,729 6.3% 100,783 10.6% 13,946 1.7% — — — — California 7 106,129 5.8% 83,867 8.8% 22,262 2.6% — — — — Colorado 13 104,514 5.8% 104,514 11.0% — — — — — — Illinois 5 88,135 4.9% 88,135 9.3% — — — — — — Ohio 9 87,045 4.8% 32,928 3.5% 54,117 6.4% — — — — Florida 11 80,815 4.4% 47,950 5.0% 32,865 3.9% — — — — Kentucky 3 62,881 3.5% 14,301 1.5% 48,580 5.8% — — — — New Jersey 4 62,832 3.5% 62,832 6.6% — — — — — — All Others 80 552,527 30.4% 321,363 33.8% 205,771 24.5% 13,000 100.0% 12,393 92.9% Total 198 1,815,817$ 100.0% 950,110$ 100.0% 839,371$ 100.0% 13,000$ 100.0% 13,336$ 100.0% OTH (3) INVESTMENT GROSS INVESTMENTGROSS

1Q 2022 SUPPLEMENTAL REPORT $17,500 $17,300 $5,875 $0 $5,000 $10,000 $15,000 $20,000 $25,000 Dec-18 EBITDAR Dec-19 EBITDAR Anticipated 2022 Rent (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes each property currently, or formerly, operated by Senior Lifestyle and Senior Care and will be added back to SPP 15 months after the date of the transition to the new operator . (2) The coverage and occupancy levels at our properties may be adversely affected if COVID - 19 or another pandemic results in infecti ons on a large scale at our properties, early resident move - outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility, and/or r esi dents delay or postpone elective surgeries at hospitals. (3) The spot occupancy for the 18 properties previously leased to Senior Lifestyle in March 31, 2022 and December 31, 2020 was 83 % a nd 72%, respectively. ASSISTED LIVING SKILLED NURSING 1.59 1.46 2.06 1.92 71.1% 71.0% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 2.00x 4.00x 3Q21 4Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 0.83 0.78 1.04 0.99 73.9% 74.2% 70.0% 80.0% 90.0% 100.0% 0.00x 0.50x 1.00x 1.50x 3Q21 4Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 4Q21 normalized EBITDAR and EBITDARM coverages were 1.12x and 1.57x, respectively, and 0.99x and 1.45x, respectively, for 3Q21. Occupancy represents the average TTM occupancy. For the 89% of the reported SPP SNF, average monthly occupancy was 73% in March 2022, 72% in December 2021 and 70% in September 2021. ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 4Q21 normalized EBITDAR and EBITDARM coverages were 0.67x and 0.88x, respectively, and 0.64x and 0.85x, respectively, for 3Q21. See definition of Coronavirus Stimulus Funds on Page 28. Occupancy represents the average TTM occupancy. For the 63% of the reported SPP ALF, spot occupancy was 78% at March 31, 2022, 79% at December 31, 2021 and 76% at September 30, 2021. PORTFOLIO I 16 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH DECEMBER 31, 2021 AND SEPTEMBER 30, 2021) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS (1)(2) The spot occupancy for the six properties previously leased to Senior Lifestyle currently covered by leases with quarterly fair market rent resets in March 31, 2022 and December 31, 2020 was 76% and 60%, respectively. $4,000 $4,500 $880 $0 $2,000 $4,000 $6,000 $8,000 $10,000 Dec-18 EBITDAR Dec-19 EBITDAR Anticipated 2022 Rent SENIOR LIFESTYLE (3) (FOR THE SIX PROPERTIES CURRENTLY COVERED BY LEASES WITH QUARTER LY FAIR MARKET RENT RESETS) SENIOR CARE/ABRI HEALTH (dollar amounts in thousands) (dollar amounts in thousands) The average monthly occupancy in March 31, 2022 and December 31, 2020 was 56% and 57%, respectively.

1Q 2022 SUPPLEMENTAL REPORT PORTFOLIO I 17 PORTFOLIO UPDATE (AMOUNTS IN THOUSANDS) ABATED RENT ▪ $720 abated rent during 1Q22 ▪ Deferred rent of $1,285, net of repayments, during 1Q22. ▪ As of March 31, 2022, outstanding deferred rent of $6,967 related to assisted living communities. $6,251 of the outstanding balance relates to an operator of 12 assisted living communities. We have not recorded this as revenue, nor have we abated the rent. We expect to address this deferred rent as we work with the operator toward a resolution for the portfolio. See page 13 for further discussion. ▪ Our rent deferral agreements generally require the deferred rent to be paid within 12 to 36 months. ▪ LTC evaluated deferral requests with close attention to ongoing operations, rent coverage, corporate financial health and liquidity of the operator. DEFERRED RENT CONTRACTUAL 1Q22 RENT AND MORTGAGE INTEREST Collected, 94.6% - $35,214 Abated, 1.9% - $720 Net Deferred, 3.5% - $1,285 ▪ Provided a total of $376 of deferred rent and $240 of rent abatement in April 2022. ▪ Agreed to provide rent abatements of up to $240 for each of May and June 2022. ▪ A greed to reduce expected rent from Anthem by $300 for each of May and June 2022. See page 13 for further discussion. SUBSEQUENT TO MARCH 31, 2022

1Q 2022 SUPPLEMENTAL REPORT MARCH 31, 2022 Revolving line of credit - WA rate 1.6% (1) 157,900$ Term loans, net of debt issue costs - WA rate 2.6% (2) 99,400 Senior unsecured notes, net of debt issue costs - WA rate 4.4% (3) 505,482 Total debt - WA rate 3.6% 762,782 33.4% No. of shares Common stock 39,460,029 38.47$ (4) 1,518,027 66.6% Total Market Value 1,518,027 2,280,809$ 100.0% Add: Non-controlling interest 8,413 Less: Cash and cash equivalents (4,393) 2,284,829$ Debt to Enterprise Value 33.4% Debt to Annualized Adjusted EBITDAre (5) 6.1x ENTERPRISE VALUE TOTAL VALUE CAPITALIZATION DEBT EQUITY 3/31/2022 Closing Price (1) Subsequent to March 31, 2022, we had a net borrowing of $34,000 under our unsecured revolving line of credit. Accordingly, we have $191,900 outstanding with $208,100 available for borrowing. (2) Represents outstanding balance of $100,000, net of debt issue costs of $600. (3) Represents outstanding balance of $505,980, net of debt issue costs of $498. (4) Closing price of our common stock as reported by the NYSE on March 31, 2022. (5) See page 22 for reconciliation of annualized adjusted EBITDA re . FINANCIAL I 18 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SH ARES)

1Q 2022 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 19 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $157,900 $110,900 $89,900 $93,900 $242,100 $289,100 $510,100 $506,100 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 1Q22 2021 2020 2019 Balance Available 6.1x 4.4x 6.0x 4.4x 4.4x 4.9x 4.6x 4.8x 0.0x 2.0x 4.0x 6.0x 8.0x Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 1Q22 2021 2020 2019 39.6% 33.4% 38.4% 34.9% 35.8% 29.8% 37.2% 28.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 1Q22 2021 2020 2019

1Q 2022 SUPPLEMENTAL REPORT Senior Unsecured Notes 66.2% Term Loans 13.1% Revolving Line of Credit 20.7% $157,900 $50,000 $50,000 $41,160 $49,160 $49,160 $49,500 $51,500 $54,500 $55,000 $58,000 $98,000 $- $100,000 $200,000 $300,000 $400,000 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes (1) Subsequent to March 31, 2022, we had a net borrowing of $34,000 under our unsecured revolving line of credit. Accordingly, we ha ve $191,900 outstanding with $208,100 available for borrowing. (2) Reflects scheduled principal payments. (3) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes bal anc e on our Consolidated Balance Sheets shown on page 24. DEBT STRUCTURE (3) FINANCIAL I 20 DEBT MATURITY (AS OF MARCH 31, 2022, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT (1) LOANS (2) NOTES (2) TOTAL TOTAL 2022 —$ —$ 41,160$ 41,160$ 5.4% 2023 — — 49,160 49,160 6.4% 2024 — — 49,160 49,160 6.4% 2025 157,900 50,000 49,500 257,400 33.7% 2026 — 50,000 51,500 101,500 13.3% 2027 — — 54,500 54,500 7.2% 2028 — — 55,000 55,000 7.2% 2029 — — 58,000 58,000 7.6% Thereafter — — 98,000 98,000 12.8% Total 157,900$ 100,000$ (3) 505,980$ (3) 763,880$ (3) 100.0%

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	3/31/22	12/31/21	12/31/20	12/31/19
Gross investments	$ 1,841,129	$ 1,804,435	$ 1,737,795	$ 1,778,341
Net investments	**$ 1,452,997**	**$ 1,426,070**	**$ 1,385,414**	**$ 1,427,845**
Gross asset value	$ 1,924,229	$ 1,883,190	$ 1,811,867	$ 1,864,705
Total debt [1]	$ 762,782	$ 722,719	$ 649,382	$ 693,388
Total liabilities [1]	**$ 793,498**	**$ 759,698**	**$ 683,680**	**$ 728,783**
Total equity	**$ 742,599**	**$ 745,127**	**$ 775,806**	**$ 785,426**

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	1Q22	2Q22[1]	3Q22[1]	4Q22[1]	1Q23[1]
Straight-line rent	$ (234)	$ (302)	$ (329)	$ (416)	$ (517)
Amortization of lease incentives	**(396)** [2]	**(212)**	**(212)**	**(174)**	**(171)**
Effective interest	1,402	1,545	1,558	1,503	1,466
Net	**$ 772**	**$ 1,031**	**$ 1,017**	**$ 913**	**$ 778**

(1) For leases and loans in place at March 31, 2022, assuming no renewals, modifications or replacements and no new investments are added to our portfolio.

(2) Includes a write-off of $173 related to a property closure and subsequent lease termination in 1Q22.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED MARCH 31, 2022	2021	Variance
Cash rent	$26,972	$28,623	$(1,651) [1]
Operator reimbursed real estate tax revenue	3,982	3,538	444 [2]
Straight-line rent (adjustment) income	(234)	682	(916) [3]
Straight-line rent write-off	—	(758)	758 [4]
Amortization of lease incentives	(396)	(112)	(284) [5]
Total rental income	$30,324	$31,973	$(1,649)

(1) Decrease primarily due to the Senior Care and Senior Care's parent company, Abri Health, portfolio transition, abated and deferred rent, and decreased rent from a sold property, partially offset by prior year's 50% reduction of 2021 rent escalations, rent received from properties transitioned from Senior Lifestyle, and rent increases from completed projects, annual rent escalations and capital improvement fundings.

(2) Increase primarily due to properties transitioned from Senior Lifestyle.

(3) Decrease primarily due to the impact of prior year's 50% reduction of 2021 rent escalations for those leases accounted for on a straight-line basis.

(4) Represents the write-off of an operator's straight-line rent receivable during 1Q21.

(5) Increase primarily due to the lease incentive write-off related to a property closure and subsequent lease termination.

1Q 2022 SUPPLEMENTAL REPORT

FINANCIAL I 21

1Q 2022 SUPPLEMENTAL REPORT RECONCILIATION OF ANNUALIZED ADJUSTED EBITDA re AND FIXED CHARGES FINANCIAL I 22 FINANCIAL DATA SUMMARY (DOLLAR AMOUNTS IN THOUSANDS) Net income 14,507$ 56,224$ 95,677$ 80,872$ Less: Gain on sale of real estate, net (102) (7,462) (44,117) (2,106) Less: Gain on insurance proceeds — — (373) (3) (2,111) (3) Add: Loss on unconsolidated joint ventures — — 758 (4) — Add: Impairment loss from investments — — 3,977 (5) 5,500 (4) Add: Interest expense 7,143 27,375 29,705 30,582 Add: Depreciation and amortization 9,438 38,296 39,071 39,216 EBITDAre 30,986 114,433 124,698 151,953 Add/(less): Non-recurring one-time items 423 (1) 5,947 (2) 22,841 (6) (1,535) (7) Adjusted EBITDAre 31,409$ 120,380$ 147,539$ 150,418$ Interest expense 7,143$ 27,375$ 29,705$ 30,582$ Add: Capitalized interest — — 354 608 Fixed charges (9) 7,143$ 27,375$ 30,059$ 31,190$ Annualized Adjusted EBITDAre 125,636$ Annualized Fixed Charges 28,572$ Debt (net of debt issue costs) 762,782$ 722,719$ 649,382$ 693,388$ Debt to Adjusted EBITDAre 6.1x 6.0x (8) 4.4x 4.6x Adjusted EBITDAreto Fixed Charges 4.4x 4.4x 4.9x 4.8x 12/31/20 12/31/19 12/31/21 3/31/22 THREE MONTHS ENDED FOR THE YEAR ENDED (1) Represents provision for credit losses related to the origination of a $ 25 , 000 mezzanine loan and a lease incentive balance write - off of $ 173 related to a property closure and subsequent lease termination . (2) Represents the Senior Care and Abri Health settlement payment ( $ 3 , 895 ), the straight - line rent receivable write - off ( $ 758 ), the provision for credit losses on mortgage loan originations ( $ 869 ), and the 50 % reduction of 2021 rent and interest escalations ( $ 425 ) . (3) Represents the gain from insurance proceeds related to previously sold properties . (4) In 4 Q 19 , we wrote down our investment in an unconsolidated joint venture (“JV”) by $ 5 , 500 to its estimated fair value as a result of the JV entering into a contract to the sell the properties comprising the JV . In 2 Q 20 , the JV sold the properties and we incurred an additional loss of $ 758 . (5) Represents an impairment loss relating to a 48 - unit memory care in Colorado and a 61 - unit assisted living community in Florida which was sold in 1 Q 21 . (6) Represents the $ 23 , 029 straight - line rent receivable write - off related to Senior Lifestyle, Genesis and another operator and the Senior Lifestyle lease incentives write - off of $ 185 offset by the gain from insurance proceeds ( $ 373 ) . (7) Represents the gain from insurance proceeds ( $ 2 , 111 ) and deferred rent repayment of $ 1 , 350 from an operator offset by $ 1 , 926 write - off of straight - line rent receivable due a lease termination . (8) Increase due to additional borrowings for $ 98 , 215 of investments in 3 Q 21 and 4 Q 21 . (9) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same .

1Q 2022 SUPPLEMENTAL REPORT FINANCIAL I 23 INCOME STATEMENT DATA (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2022 2021 Revenues Rental income 30,324$ 31,973$ Interest income from mortgage loans 9,636 7,922 Interest and other income 827 385 Total revenues 40,787 40,280 Expenses Interest expense 7,143 6,972 Depreciation and amortization 9,438 9,877 Provision (recovery) for credit losses 354 (9) Transaction costs 32 92 Property tax expense 3,982 3,981 General and administrative expenses 5,808 5,033 Total expenses 26,757 25,946 Other Operating Income Gain (loss) on sale of real estate, net 102 (773) Operating Income 14,132 13,561 Income from unconsolidated joint ventures 375 289 Net Income 14,507 13,850 Income allocated to non-controlling interests (95) (88) Net income attributable to LTC Properties, Inc. 14,412 13,762 Income allocated to participating securities (137) (120) Net income available to common stockholders 14,275$ 13,642$ Earnings per common share: Basic $0.36 $0.35 Diluted $0.36 $0.35 Weighted average shares used to calculate earnings per common share: Basic 39,199 39,100 Diluted 39,349 39,179 Dividends declared and paid per common share $0.57 $0.57 THREE MONTHS ENDED MARCH 31,

1Q 2022 SUPPLEMENTAL REPORT FINANCIAL I 24 CONSOLIDATED BALANCE SHEETS (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) ASSETS Investments: Land $ 120,203 $ 123,239 Buildings and improvements   1,240,713   1,285,318 Accumulated depreciation and amortization   (367,623)   (374,606) Operating real estate property, net   993,293   1,033,951 Properties held-for-sale, net of accumulated depreciation: 2022—$16,396; 2021—$0   32,313   — Real property investments, net   1,025,606   1,033,951 Mortgage loans receivable, net of loan loss reserve: 2022—$3,494; 2021—$3,473   346,543   344,442 Real estate investments, net   1,372,149   1,378,393 Notes receivable, net of loan loss reserve: 2022—$619; 2021—$286   61,508   28,337 Investments in unconsolidated joint ventures 19,340 19,340 Investments, net   1,452,997   1,426,070 Other assets: Cash and cash equivalents   4,393   5,161 Debt issue costs related to revolving line of credit   2,883   3,057 Interest receivable   41,165   39,522 Straight-line rent receivable   23,912   24,146 Lease incentives 2,277 2,678 Prepaid expenses and other assets   8,470   4,191 Total assets $ 1,536,097 $ 1,504,825 LIABILITIES Revolving line of credit $ 157,900 $ 110,900 Term loans, net of debt issue costs: 2022—$600; 2021—$637 99,400 99,363 Senior unsecured notes, net of debt issue costs: 2022—$498; 2021—$524   505,482   512,456 Accrued interest   3,090   3,745 Accrued expenses and other liabilities   27,626   33,234 Total liabilities   793,498   759,698 EQUITY Stockholders’ equity: Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2022—39,460; 2021—39,374  395   394 Capital in excess of par value   857,558   856,895 Cumulative net income   1,459,048   1,444,636 Accumulated other comprehensive income (loss) 4,704 (172) Cumulative distributions   (1,587,519)   (1,565,039) Total LTC Properties, Inc. stockholders’ equity   734,186   736,714 Non-controlling interests   8,413   8,413 Total equity   742,599   745,127 Total liabilities and equity $ 1,536,097 $ 1,504,825 (unaudited) (audited) DECEMBER 31, 2021MARCH 31,2022

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,	
	2022	2021
GAAP net income available to common stockholders	$ 14,275	$ 13,642
Add: Depreciation and amortization	9,438	9,877
(Less)/add: (Gain) loss on sale of investments, net	(102)	773
NAREIT FFO attributable to common stockholders	$ 23,611	$ 24,292
NAREIT Diluted FFO attributable to common stockholders per share	$0.60	$0.62
NAREIT FFO attributable to common stockholders	$ 23,611	$ 24,292
Add: Non-recurring items	423 (1)	1,050 (3)
FFO attributable to common stockholders, excluding non-recurring items	$ 24,034	$ 25,342
NAREIT FFO attributable to common stockholders	$ 23,611	$ 24,292
Non-cash income:		
Less: Straight-line rental adjustment (income)	234	(682) (4)
Add: Amortization of lease incentives	396 (2)	112
Add: Other non-cash expense	—	758 (5)
Less: Effective interest income from mortgage loans	(1,402)	(1,744) (4)
Net non-cash income	(772)	(1,556)
Non-cash expense:		
Add: Non-cash compensation charges	1,925	1,852
Add: Provision (recovery) for credit losses	354	(9)
Net non-cash expense	2,279	1,843
Funds available for distribution (FAD)	$ 25,118	$ 24,579
Less: Non-recurring income	—	1,204 (6)
Funds available for distribution (FAD), excluding non-recurring items	$ 25,118	$ 25,783

(1) Represents provision for credit losses related to the origination of a $25,000 mezzanine loan during 1Q22 and (2) below.
(2) Includes a lease incentive balance write-off of $173 related to a property closure and subsequent lease termination.
(3) Includes the GAAP impact of the 50% reduction of 2021 rent and interest escalation ($292) and (5) below.
(4) Includes the impact of the 50% reduction of 2021 rent and interest escalation on straight-line rent and effective interest.
(5) Represents a straight-line rent receivable write-off due to transitioning rental revenue recognition to cash basis.
(6) Includes the cash impact of the 50% reduction of 2021 rent and interest escalation.

1Q 2022 SUPPLEMENTAL REPORT
FINANCIAL I 25

1Q 2022 SUPPLEMENTAL REPORT FOR THE THREE MONTHS ENDED MARCH 31, FFO/FAD attributable to common stockholders 23,611$ 24,292$ 25,118$ 24,579$ Non-recurring one-time items 423 (1) 1,050 (2) — 1,204 (3) FFO/FAD attributable to common stockholders excluding non-recurring items 24,034 25,342 25,118 25,783 Effect of dilutive securities: Participating securities 137 120 137 120 Diluted FFO/FAD excluding non-recurring items 24,171$ 25,462$ 25,255$ 25,903$ 39,199 39,100 39,199 39,100 Effect of dilutive securities: Stock options — 1 — 1 Performance-based stock units 150 78 150 78 Participating securities 226 195 226 195 Shares for diluted FFO/FAD per share 39,575 39,374 39,575 39,374 Shares for basic FFO/FAD per share FFO FAD 2022 2021 2022 2021 FINANCIAL I 26 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (1) Represents provision for credit losses related to the origination of a $ 25 , 000 mezzanine loan during 2022 first quarter and includes a lease incentive balance write - off of $ 173 related to a property closure and subsequent lease termination . (2) Includes the GAAP impact of the 50 % reduction of 2021 rent and interest escalation ( $ 292 ) and the straight - line rent receivable write - off (758) . (3) Includes the cash impact of the 50 % reduction of 2021 rent and interest escalation .

1Q 2022 SUPPLEMENTAL REPORT 27 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) Implementing corporate stewardship through socially responsible and sustainable practices within confines of predominately NNN lease structures. LTC is Committed to ESG: 2021 : Board established an ESG committee to oversee practices and performance Created and published an Environmental Sustainability Commitment and Human Capital Management and Labor Rights Guidelines found here: LTC ESG 2022 : Enhanced disclosures highlighting our ESG initiatives found here: LTC ESG Working toward aligning with the Sustainability Accounting Standards Board (SASB) reporting framework and adopting select United Nations Sustainability Development Goals (SDGs) in guiding us to provide shareholders with relevant information on our environmental impact

1Q 2022 SUPPLEMENTAL REPORT Assisted Living Communities (“ALF”) : The ALF portfolio consists of assisted living, independent living, and/or memory care properties . (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide . Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication . The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs . Contractual Lease Rent : Rental revenue as defined by the lease agreement between us and the operator for the lease year . Coronavirus Stimulus Funds (“CSF”) : CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic . Included in CSF are state - specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund . CSF is self - reported by operators in unaudited financial statements provided to LTC . Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF . Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDA re”) : As defined by the National Association of Real Estate Investment Trusts (“ NAREIT”), EBITDA re is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write - downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures . Funds Available for Distribution (“FAD”) : FFO excluding the effects of straight - line rent, amortization of lease costs, effective interest income, deferred income from unconsolidated joint ventures, non - cash compensation charges, capitalized interest and non - cash interest charges . Funds From Operations (“FFO”) : A s defined by NAREIT, net income available to common stockholders (computed in accordance with U . S . GAAP) excluding gains or losses on the sale of real estate and impairment write - downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures . GAAP Lease Yield : GAAP rent divided by the sum of the purchase price and transaction costs . GAAP Rent : Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term . GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized . GAAP rent is commonly referred to as straight - line rental income . Gross Asset Value : The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements . Gross Investment : Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions . Gross Investment is commonly referred to as undepreciated book value . Independent Living Communities (“ILF”) : Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on - site security and emergency response programs . Many offer on - site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers . ILFs are also known as retirement communities or seniors apartments . Interest Income : Represents interest income from mortgage loans and other notes . Licensed Beds/Units : The number of beds and/or units that an operator is authorized to operate at seniors housing and long - term care properties . Licensed beds and/or units may differ from the number of beds and/or units in service at any given time . Memory Care Communities (“MC”) : Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia . These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities . These facilities have staff available 24 hours a day to respond to the unique needs of their residents . Metropolitan Statistical Areas (“MSA”) : Based on the U . S . Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A metro area contains a core urban area of 50 , 000 or more population . MSAs 1 to 31 have a population of 19 . 8 M – 2 . 2 M . MSAs 32 to 100 have a population of 2 . 2 M – 0 . 6 M . MSAs greater than 100 have a population of 0 . 6 M – 59 K . Cities in a Micro - SA have a population of 223 K – 12 K . Cities not in a MSA has population of less than 100 K . Mezzanine : In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale leaseback financing as a component of their capital structure . Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value - add opportunities on existing operational properties, partnership buy - outs and recapitalization of equity . We seek market - based, risk - adjusted rates of return typically between 9 % to 14 % with the loan term typically between three to 10 years . Security for mezzanine loans can include all or a portion of the following credit enhancements ; secured second mortgage, pledge of equity interests and personal/corporate guarantees . Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements . GLOSSARY I 28 GLOSSARY

1Q 2022 SUPPLEMENTAL REPORT Micropolitan Statistical Areas (“Micro - SA”) : Based on the U . S . Census Bureau, Micro - SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics . A micro area contains an urban core of at least 10 , 000 population . Mortgage Loan : Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage . Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves . When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower . Net Real Estate Assets : Gross real estate investment less accumulated depreciation . Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”) . Non - cash Rental Income : Straight - line rental income and amortization of lease inducement . Non - cash Compensation Charges : Vesting expense relating to stock options and restricted stock . Normalized EBITDAR Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent . Management fees are imputed at 5 % of revenues . Normalized EBITDARM Coverage : The trailing twelve month’s earnings from the operator financial statements adjusted for non - recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent . Occupancy : The weighted average percentage of all beds and/or units that are occupied at a given time . The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time . Operator Financial Statements : Property level operator financial statements which are unaudited and have not been independently verified by us . Payor Source : LTC revenue by operator underlying payor source for the period presented . LTC is not a Medicaid or a Medicare recipient . Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage . Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us . Private Pay : Private pay includes private insurance, HMO, VA, and other payors . Purchase Price : Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date . An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets ; it is not a forced transaction (for example, a forced liquidation or distress sale) . Real Estate Investments : Represents our investments in real property and mortgage loan receivables . Rental Income : Represents GAAP rent net of amortized lease inducement cost . Same Property Portfolio (“SPP”) : Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio . Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter - over - quarter comparison periods presented (excluding assets sold and assets held - for - sale) . Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP . Each property currently, or formerly, operated by Senior Lifestyle and Senior Care has been excluded from SPP and will be added back to SPP 15 months after the date of the transition to the new operator . Skilled Nursing Properties (“SNF”) : Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals . Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub - acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs . Stabilized : Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e . g . 80 % for SNFs and 90 % for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease - up . Under Development Properties (“UDP”) : Development projects to construct seniors housing properties . GLOSSARY I 29 GLOSSARY